UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 150

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 238-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 28, 2011, TH TRS Corp. (“TRS”), an indirect wholly-owned subsidiary of Two Harbors Investment Corp., agreed to amend and restate its Forward AAA Securities Agreement with Barclays Bank plc dated May 17, 2011, pursuant to which TRS may in the future securitize eligible mortgage loans in a securitization which would issue both senior securities and subordinate securities and for which an affiliate of Barclays Bank would act as an underwriter or placement agent of the securitization and TRS would act as a sponsor. The Amended and Restated Forward AAA Securities Agreement, among other things, sets forth terms governing the removal of Forward Assets (as defined therein) from the Amended and Restated Forward AAA Agreement; amends certain terms related to the purchase by an affiliate of Barclays Bank of Senior Securities in connection with a future securitization; and provides for other modifications intended to clarify the terms of the original Forward AAA Securities Agreement.

The foregoing description of the Amended and Restated Forward AAA Securities Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Forward AAA Securities Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Forward AAA Securities Agreement, dated as of December 28, 2011, by and among Barclays Bank plc and TH TRS Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ TIMOTHY W. O’BRIEN
Timothy O’Brien
Secretary and General Counsel

Date: December 28, 2011